UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2023 (December 11, 2023)

Eagle Bulk Shipping Inc.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

300 First Stamford Place, 5th Floor

Stamford, CT 06902

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (203) 276-8100

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EGLE	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

Merger Agreement

On December 11, 2023, Eagle Bulk Shipping Inc., a Republic of the Marshall Islands corporation (“Eagle Bulk”), Star Bulk Carriers Corp., a Republic of the Marshall Islands corporation (“Star Bulk”), and Star Infinity Corp., a Republic of the Marshall Islands corporation and wholly-owned subsidiary of Star Bulk (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Eagle Bulk and Star Bulk have agreed, subject to the terms and conditions of the Merger Agreement, to effect a stock-for-stock merger whereby Merger Sub will merge with and into Eagle Bulk, resulting in Eagle Bulk surviving the merger as a wholly owned subsidiary of Star Bulk (the “Merger”).

The board of directors of each of Eagle Bulk and Star Bulk have unanimously approved the Merger Agreement and the transactions contemplated thereby.

Merger Consideration

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Eagle Bulk (the “Eagle Bulk Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding Eagle Bulk Common Stock owned by Eagle Bulk, Star Bulk, Merger Sub or any of their respective direct or indirect wholly owned subsidiaries) will be converted into the right to receive 2.6211 common shares, par value $0.01 per share (the “Exchange Ratio”), of Star Bulk (“Star Bulk Common Stock”). Upon the consummation of the Merger, Star Bulk shareholders will own approximately 71% of the outstanding shares of Star Bulk Common Stock and Eagle Bulk shareholders will own approximately 29% of the outstanding shares of Star Bulk Common Stock on a fully diluted basis, respectively.

Equity Award Treatment

Eagle Bulk Restricted Shares and Performance-Based Restricted Shares. The Merger Agreement provides that, at the Effective Time, each share of Eagle Bulk Common Stock subject solely to time-based vesting conditions (“Eagle Bulk Restricted Share”) and each share of Eagle Bulk Common Stock subject to performance-based vesting conditions (“Eagle Bulk Performance-Based Restricted Share”) outstanding immediately prior to the Effective Time will be canceled and converted into restricted stock of Star Bulk with respect to a number of shares of Star Bulk Common Stock equal to the number of shares of Eagle Bulk Common Stock subject to such Eagle Bulk Restricted Share or Eagle Bulk Performance-Based Restricted Share immediately prior to the Effective Time. In the case of each Eagle Bulk Performance-Based Restricted Share, the number of shares will be based on actual level of performance achieved as of the end of the applicable performance period or, if the Effective Time occurs prior to the end of the applicable performance period, then actual level of performance achieved as of immediately prior to the Effective Time, in each case as determined by the board of directors of Eagle Bulk in accordance with the applicable plans and agreements (including any accrued but unpaid dividends or dividend equivalents) multiplied by the Exchange Ratio. The converted awards will be subject to the same terms and conditions as were applicable to such awards immediately prior to the Effective Time, except that any converted performance-based restricted shares will be subject only to time-based vesting conditions.

Eagle Bulk Restricted Stock Units and Performance-Based Restricted Stock Units. Except as described below with respect to the Post-Signing Omnibus Amendment and the Post-Signing Amendment, the Merger Agreement provides that, at the Effective Time, each restricted stock unit award subject solely to time-based vesting payable in Eagle Bulk Common Stock (“Eagle Bulk RSU”) and each restricted stock unit award subject to performance-based vesting criteria payable in shares of Eagle Bulk Common Stock (“Eagle Bulk PSU”) that is outstanding, whether vested or unvested, immediately prior to the Effective Time will be canceled and converted into a restricted stock unit of Star Bulk with respect to a number of shares of Star Bulk Common Stock equal to the number of shares of Eagle Bulk Common Stock subject to such Eagle Bulk RSU or Eagle Bulk PSU immediately prior to the Effective Time. In the case of each Eagle Bulk PSU, the number of shares will be based on actual level of performance achieved as of the end of the applicable performance period or, if the Effective Time occurs prior to the end of the applicable performance period, then actual level of performance achieved as of immediately prior to the Effective Time, in each case as determined by the board of directors of Eagle Bulk in accordance with the applicable plans and agreements

(including any accrued but unpaid dividends or dividend equivalents) multiplied by the Exchange Ratio. The converted awards will be subject to the same terms and conditions as were applicable to such awards immediately prior to the Effective Time, except the form of payment upon vesting will be Star Bulk Common Stock rather than Eagle Bulk Common Stock. Additionally, the converted performance stock units will no longer be subject to performance-based vesting conditions and will be subject only to time-based vesting conditions.

Post-Closing Board of Directors

The Merger Agreement provides that Star Bulk will take necessary corporate actions to cause, effective as of the Effective Time, one existing director of the Eagle Bulk board of directors as of the date of the Merger Agreement to be appointed to the Star Bulk board of directors; provided that such director, in its capacity as a member of the Star Bulk board of directors, would qualify as “independent under the rules and regulations of the Securities and Exchange Commission (“SEC”) and Nasdaq Global Select Market (“Nasdaq”) and any such appointment would not otherwise cause Star Bulk to no longer qualify as a “foreign private issuer under Rule 3b-4 of the Securities Exchange Act of 1934, as amended.

Conditions to the Merger

The completion of the Merger is subject to the satisfaction or waiver of certain conditions, including (i) the approval of the Merger Agreement and the Merger by the affirmative vote of the holders of a majority of all outstanding shares of Eagle Bulk Common Stock entitled to vote thereon (the “Company Shareholder Approval”); (ii) the approval of the issuance of Eagle Bulk Common Stock in excess of the Conversion Share Cap (as defined in the Eagle Bulk’s indenture governing its 5.00% Convertible Senior Notes due 2024 (the “Convertible Notes”)) in connection with the conversion of the Convertible Notes (the “Convertible Note Share Issuance”) by the affirmative vote of a majority of the votes cast by the holders of Eagle Bulk Common Stock entitled to vote thereon; (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain other governmental approvals; (iv) the absence of any judgment or law preventing or prohibiting the consummation of the Merger; (v) the absence of any judgment or law that has resulted in or would reasonably be expected to result in prior to or upon consummation of the Merger, a material adverse effect on the business, operations, financial condition or results of operations of (x) Star Bulk and its subsidiaries (taken as a whole prior to the Closing) or (y) Eagle Bulk and its subsidiaries (taken as a whole); (vi) the effectiveness of a registration statement on Form F-4 in connection with the issuance of Star Bulk Common Stock as merger consideration, which will include a prospectus and a proxy statement relating to the Eagle Bulk special shareholder meeting to approve the Merger and absence of any stop order or proceedings by the SEC; and (vii) the approval of the shares of Star Bulk Common Stock to be issued as merger consideration in the Merger for listing on the Nasdaq, subject to official notice of issuance. The obligation of each of Eagle Bulk and Star Bulk to consummate the Merger is also conditioned on, among other things, the truth and correctness of the representations and warranties made by the other party as of the closing date (subject to certain “materiality” and “material adverse effect” qualifiers), material compliance by the other party with pre-closing covenants, and the absence of a material adverse effect with respect to each party.

Solicitation; Change in Recommendation

The Merger Agreement provides that, during the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m., New York City time, on January 10, 2024 (the “Go Shop Period”), Eagle Bulk has the right to, directly or indirectly: (i) initiate, solicit, propose, facilitate, encourage, cooperate with respect to, and take any other action for the purpose of such initiation, solicitation, proposal, facilitation, encouragement or cooperation with respect to, and take any other action for the purpose of facilitating, encouraging or cooperating with, whether publicly or otherwise, Company Takeover Proposals (as defined in Merger Agreement) from each of Danaos Corporation and Castor Maritime Inc. (each, a “Go-Shop Party”); and (ii) enter into, engage in and maintain discussions or negotiations with a Go-Shop Party with respect to Company Takeover Proposals and otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, attempts, discussions or negotiations with a Go-Shop Party.

Except as expressly permitted by the Merger Agreement, Eagle Bulk agreed to, at all times during the period commencing from the date of the Merger Agreement and continuing until the earlier to occur of its termination and the Effective Time, among other things, (i) immediately cease any solicitation, discussions or negotiations with any persons that may then be ongoing with respect to or which could reasonably be expected to lead to a Company Takeover Proposal, and (ii) not, directly or indirectly, (A) initiate, solicit, assist or knowingly encourage or facilitate the submission of any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, (B) enter into, engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information relating to, or afford any other person access to the business, operations, assets, books, records or personnel of Eagle Bulk or any Eagle Bulk subsidiary in connection with, or for the purpose of, facilitating or encouraging a Company Takeover Proposal or any proposal that would reasonably be expected to lead to, a Company Takeover Proposal, (C) approve, endorse or recommend any Company Takeover Proposal or submit a Company Takeover Proposal or any matter related thereto for the approval of the Eagle Bulk shareholders, (D) waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Eagle Bulk board of directors unless the Eagle Bulk board of directors has determined in good faith, after consultation with its outside counsel, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, (E) enter into any contract, letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to a Company Takeover Proposal or (F) authorize or commit to do any of the foregoing.

Prior to receipt of the Company Shareholder Approval, Eagle Bulk’s board of directors may, upon receipt of a Superior Proposal (as defined in the Merger Agreement) or in response to an Intervening Event (as defined in the Merger Agreement), change its recommendation that Eagle Bulk’s shareholders approve the Merger Agreement and the Merger, subject to complying with certain notice requirements and other specified conditions, including giving Star Bulk the opportunity to propose changes to the Merger Agreement in response to such Superior Proposal or Intervening Event.

Certain Other Terms of the Merger Agreement

The Merger Agreement contains customary representations and warranties made by each of Eagle Bulk and Star Bulk that are generally mutual, and also contains customary pre-closing covenants, including covenants, among others, (i) to operate its businesses in the ordinary course consistent with past practice and to refrain from taking certain actions without the other party’s consent, and (ii) to use their respective reasonable best efforts to obtain governmental, regulatory and third party consents and approvals. In addition, the Merger Agreement contains covenants that require Eagle Bulk to call and hold a special shareholder meeting and use reasonable best efforts to solicit the Company Shareholder Approval, except to the extent that the Eagle Bulk board of directors has made an adverse recommendation change as permitted by the Merger Agreement.

The Merger Agreement provides for certain termination rights for both Eagle Bulk and Star Bulk, including in the event that (i) the Merger has not been consummated by the “end date” of September 11, 2024 or, as applicable, the extended “end date” of December 11, 2024, (ii) the Company Shareholder Approval is not obtained, (iii) there is a final and nonappealable judgment or law preventing or prohibiting the consummation of the Merger, or (iv) Eagle Bulk or Star Bulk, as applicable, shall have breached certain obligations under the Merger Agreement in any material respect. In addition, Star Bulk may terminate the Merger Agreement if the board of directors of Eagle Bulk changes its recommendation that Eagle Bulk’s shareholders approve the Merger Agreement and Eagle Bulk may terminate the Merger Agreement in order to accept a Superior Proposal (as defined in the Merger Agreement) and enter into a definitive agreement to consummate such Superior Proposal substantially concurrently with such termination.

The Merger Agreement provides for the payment by Eagle Bulk to Star Bulk of a termination fee in the amount of (i) $20 million in the case of certain events described in the Merger Agreement, including if the board of directors of Eagle Bulk changes its recommendation that the shareholders of Eagle Bulk approve the Merger Agreement or Eagle Bulk terminates the merger agreement in order to accept a Superior Proposal (as defined in the Merger Agreement) and (ii) $10 million in the event Eagle Bulk terminates the Merger Agreement during the Go-Shop Period in order to accept a Superior Proposal.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement. The Merger Agreements is not intended to provide any other factual information about Star Bulk or Eagle Bulk. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by each of Star Bulk and Eagle Bulk in connection with the signing of the Merger Agreement. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Star Bulk and Eagle Bulk rather than establishing matters as facts and were made only as of the date of the Merger Agreement (or such other date or dates as may be specified in the Merger Agreement). Accordingly, the representations and warranties in the Merger Agreement should not be relied upon as characterizations of the actual state of facts about Star Bulk or Eagle Bulk. In addition, such representations and warranties will not survive consummation of the Merger. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Voting Agreements

Concurrently with the signing of the Merger Agreement on December 11, 2023, each of Eagle Bulk’s executive officers and directors (collectively, the “Eagle Bulk Insiders”) entered into Voting Agreements (each, a “Voting Agreement”) with Star Bulk. Pursuant to the Voting Agreements, each of the Eagle Bulk Insiders agreed to, (i) appear at any meeting of the Eagle Bulk shareholders called to vote upon the Merger Agreement or the transactions contemplated thereby or otherwise cause his or her shares of Eagle Bulk Common Stock held of record or beneficially by the applicable Eagle Bulk Insider (the “Subject Shares”) to be counted as present thereat for purposes of calculating a quorum and (ii) vote all of his or her Subject Shares in favor of, and consent to (x) the approval of the Merger Agreement and the Merger, (y) the approval of the Convertible Note Share Issuance, and (z) any adjournment or postponement recommended by Eagle Bulk with respect to the Eagle Bulk special meeting to the extent permitted or required pursuant to the Merger Agreement. In addition, each Eagle Bulk Insider agreed to vote all of his or her Subject Shares against, and to not consent to any of the following: (i) any Company Takeover Proposal or any acquisition agreement constituting or relating to any Company Takeover Proposal or (ii) any amendment of the Eagle Bulk articles of incorporation or by-laws (other than pursuant to and as permitted by the Merger Agreement) or any other proposal, action, agreement or transaction which, in the case of this clause (ii), would reasonably be expected to (A) result in a breach of any covenant, agreement, obligation, representation or warranty of Eagle Bulk contained in the Merger Agreement or of the Eagle Bulk Insider contained in the Voting Agreement or (B) prevent, impede, interfere or be inconsistent with, delay, discourage or adversely affect the timely consummation of the Merger or the other transactions contemplated by the Merger Agreement or by the Voting Agreement. The Voting Agreements also limit the Eagle Bulk Insiders’ ability to transfer their Subject Shares.

The Voting Agreements provide that if the board of directors of Eagle Bulk changes its recommendation with regard to Eagle Bulk’s shareholders’ approval of the Merger Agreement and the Merger, then the Voting Agreements will terminate.

Amendment to Shareholder Rights Plan

On December 10, 2023, Eagle Bulk’s board of directors approved an amendment (the “Rights Agreement Amendment”) to the Rights Agreement, dated as of June 22, 2023, by and between Eagle Bulk and Computershare Trust Company, N.A., as the rights agent (as amended, the “Rights Agreement”). The Rights Agreement Amendment prevents the approval, execution, delivery or performance of the Merger Agreement, the Voting Agreements, or the consummation of the Merger, from, among other things (i) resulting in Star Bulk being an Acquiring Person (as defined in the Rights Agreement) or (ii) resulting in the occurrence of a Distribution Date (as defined in the Rights Agreement) or a Shares Acquisition Date (as defined in the Rights Agreement). The Rights Agreement Amendment also exempts the transactions contemplated by the Merger Agreement and the Voting Agreements from the provisions of the Right Agreement relating to a Qualifying Offer (as defined in the Rights Agreement). The Rights Agreement Amendment further provides that the Rights (as defined in the Rights Agreement) will expire in their entirety immediately prior to the effective time of the Merger without any payment being made in respect thereof.

The foregoing description of the Rights Agreement Amendment is qualified in its entirety by reference to the Rights Agreement and the Rights Agreement Amendment, copies of which are attached as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement

On December 11, 2023, the Company, and its subsidiary, Eagle Shipping International (USA) LLC, a Marshall Islands limited liability company (the “Employer”), entered into an employment agreement (the “New Employment Agreement”) with Constantine Tsoutsoplides, the Chief Financial Officer of Eagle Bulk, which will supersede Mr. Tsoutsoplides’ existing employment agreement, dated as of March 29, 2023 (the “Prior Employment Agreement”), effective as of December 11, 2023, pursuant to which Mr. Tsoutsoplides will continue to serve as Eagle Bulk’s Chief Financial Officer until the consummation of the Merger (the “Closing Date”). From and after the Closing Date, Mr. Tsoutsoplides will serve as a Senior Advisor to Star Bulk and will perform such duties and responsibilities to aid in the transition of Eagle Bulk to a wholly owned subsidiary of Star Bulk.

Pursuant to the New Employment Agreement, Mr. Tsoutsoplides will receive an annual base salary of not less than $375,000, which will be reviewed for increase at such time and in the manner as salaries of senior officers of the Company are reviewed generally, and will be eligible to receive a cash bonus of at least 50% of his annual base salary (the “Minimum Annual Bonus”). In lieu of Mr. Tsoutsoplides’ eligibility to receive equity-incentive compensation with respect to calendar year 2024, on or prior to December 30, 2023, Mr. Tsoutsoplides will receive a cash payment in an amount equal to $117,187.50 (the “Equity Replacement Award”). If, prior to the Closing Date, Mr. Tsoutsoplides’ employment with the Employer is terminated by the Employer for cause or by Mr. Tsoutsoplides other than for good reason, death or disability, Mr. Tsoutsoplides will be required to repay the Employer an amount equal to the Equity Replacement Award, net of taxes withheld by the Employer or paid by Mr. Tsoutsoplides.

Pursuant to the New Employment Agreement, prior to December 30, 2023, the Employer will pay Mr. Tsoutsoplides a retention bonus in an amount equal to the excess of $1.1 million over the amount includible in Mr. Tsoutsoplides’ income with respect to any outstanding equity awards accelerated into December 2023, plus any annual bonus or other bonus payment in respect of fiscal year 2023 paid prior to December 30, 2023 (the “Retention Bonus”). If Mr. Tsoutsoplides’ employment with the Employer (or its successor) is terminated by the Employer (or its successor) for cause or by Mr. Tsoutsoplides other than for good reason, death or disability prior to the date of the six-month anniversary of the Closing Date (such date, the “Transition End Date”), Mr. Tsoutsoplides will be required to repay an amount equal to the Retention Bonus, net of taxes withheld by the Employer or paid by Mr. Tsoutsoplides. If Mr. Tsoutsoplides and Star Bulk have not mutually agreed upon a go-forward position for Mr. Tsoutsoplides as of the Transition End Date, then Mr. Tsoutsoplides may voluntarily terminate his employment within 30 days prior to following the Transition End Date and such termination of employment will be treated as a termination by Mr. Tsoutsoplides for good reason for all purposes under the New Employment Agreement.

In the event that Mr. Tsoutsoplides’ employment is terminated by the Employer other than for cause, death or disability or Mr. Tsoutsoplides’ employment is terminated by Mr. Tsoutsoplides for good reason, Mr. Tsoutsoplides will be entitled to the following:

•	A cash severance amount determined as follows:

•

if the date of termination occurs prior to the Closing Date or on the day after the second anniversary of the Closing Date, an amount equal to the excess, if any of the sum of Mr. Tsoutsoplides’ annual base salary plus 150% of the Minimum Annual Bonus (the “Base Cash Severance Amount”), over the amount of the Retention Bonus paid;

•

if the date of termination occurs during the period from the Closing Date through and including the first anniversary of the Closing Date, an amount equal to the excess, if any, of three times the Base Cash Severance Amount, over the amount of the Retention Bonus paid; or

•

if the date of termination occurs during the period from the day after the first anniversary of the Closing Date through and including the second anniversary of the Closing Date, an amount equal to the excess, if any, of two times the Base Cash Severance Amount, over the amount of the Retention Bonus paid.

•

all unvested equity awards in Eagle Bulk (or any successor) held by Mr. Tsoutsoplides (“Equity Awards”) will vest as if Mr. Tsoutsoplides remained employed for an additional year beyond the date of termination; provided, that all Equity Awards that are continued, converted, assumed, or replaced with a substantially similar award by Star Bulk as a result of the Merger (the “Replacement Equity Awards”) that vest (A) solely based on the passage of time (as opposed to performance) shall become fully vested and (B) based on performance shall become vested based on achievement of actual performance through the date of termination and any time vesting component will accelerate; and

•	to the extent he timely elects COBRA continuation coverage, Mr. Tsoutsoplides will be reimbursed for the costs of COBRA premiums for 12 months following termination.

Mr. Tsoutsoplides is subject to nonsolicitation and noncompetition covenants during the course of his employment and for 12 months following termination of employment for any reason.

In the event that the Merger Agreement is terminated in accordance with its terms, the New Employment Agreement will be automatically void and of no further force or effect and the Prior Employment Agreement will go back into effect.

The foregoing description of the New Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the New Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated into this report by reference.

Award Agreement Amendments

On December 10, 2023, the Company entered into an omnibus amendment with Gary Vogel (the “Pre-Signing Omnibus Amendment”) to the Restricted Stock Award Agreement, dated as of September 3, 2021, the Restricted Stock Unit Award Agreement, dated as of March 11, 2022, and the Restricted Stock Unit Award Agreement, dated as of March 6, 2023, in each case, by and between the Company and Mr. Vogel, and an amendment with Mr. Tsoutsoplides (the “Pre-Signing Amendment”) to the Restricted Stock Unit Award Agreement, dated as of April 1, 2023, by and between the Company and Mr. Tsoutsoplides, pursuant to which the foregoing award agreements were amended to remove the mandatory holding period attributable to shares of common stock issued in respect of TSR Performance-Vested RSUs and TSR Performance-Vested Restricted Shares (in the case of Mr. Vogel’s Restricted Stock Award Agreement, dated as of September 3, 2021) upon the occurrence of a change in control.

The foregoing descriptions of the Pre-Signing Omnibus Amendment and the Pre-Signing Amendment do not purport to be complete and are qualified in their entirety by reference, as applicable, to the Pre-Signing Omnibus Amendment, which is filed as Exhibit 10.2 hereto and is incorporated into this report by reference, and the Pre-Signing Amendment, which is filed as Exhibit 10.3 hereto and is incorporated into this report by reference.

On December 12, 2023, the Company entered into an omnibus amendment with Mr. Vogel (the “Post-Signing Omnibus Amendment”) to the Restricted Stock Unit Award Agreement, dated as of November 15, 2022, and the Restricted Stock Unit Award Agreement, dated as of March 6, 2023, and as amended by the Pre-Signing Omnibus Amendment, in each case, by and between the Company and Mr. Vogel, and an amendment with Mr. Tsoutsoplides (the “Post-Signing Amendment”) to the Restricted Stock Unit Award Agreement, dated as of April 1, 2023, and as amended by the Pre-Signing Amendment, by and between the Company and Mr. Tsoutsoplides, pursuant to which the foregoing award agreements were amended to provide that the performance component of the TSR Performance-Vested RSUs will vest at the target level of performance upon the consummation of the Merger.

The foregoing descriptions of the Post-Signing Omnibus Amendment and the Post-Signing Amendment do not purport to be complete and are qualified in their entirety by reference, as applicable, to the Post-Signing Omnibus Amendment, which is filed as Exhibit 10.4 hereto and is incorporated into this report by reference, and the Post-Signing Amendment, which is filed as Exhibit 10.5 hereto and is incorporated into this report by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of December 11, 2023, by and among Star Bulk Carriers Corp, Star Infinity Corp. and Eagle Bulk Shipping, Inc.

4.1	Rights Agreement, dated as of June 22, 2023, between Eagle Bulk Shipping Inc. and Computershare Trust Company, N.A., a national banking corporation, as Rights Agent (including the form of Certificate of Designations of Series A Junior Participating Preferred Stock attached thereto as Exhibit A, the form of Right Certificate attached thereto as Exhibit B and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibit C) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-33831) filed with the SEC on June 23, 2023).

4.2	Amendment to Rights Agreement, dated as of December 11, 2023, between Eagle Bulk Shipping Inc. and Computershare Trust Company, N.A.

10.1	Employment Agreement, dated as of December 11, 2023, by and between Eagle Bulk Shipping Inc., Eagle Shipping International (USA) LLC and Constantine Tsoutsoplides.

10.2	Omnibus Amendment to Award Agreements, effective as of December 10, 2023, by and between Eagle Bulk Shipping Inc. and Gary Vogel.

10.3	Amendment to Restricted Stock Unit Award Agreement, effective as of December 10, 2023, by and between Eagle Bulk Shipping Inc. and Constantine Tsoutsoplides.

10.4	Omnibus Amendment to Award Agreements, effective as of December 12, 2023, by and between Eagle Bulk Shipping Inc. and Gary Vogel.

10.5	Amendment to Restricted Stock Unit Award Agreement, effective as of December 12, 2023, by and between Eagle Bulk Shipping Inc. and Constantine Tsoutsoplides.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

Important Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between Star Bulk Carriers Corp. (“Star Bulk”) and Eagle Bulk Shipping Inc. (“Eagle Bulk”). In connection with the proposed transaction, Star Bulk intends to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form F-4 that will include a proxy statement of Eagle Bulk that also constitutes a prospectus of Star Bulk. Star Bulk and Eagle Bulk may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement/prospectus, Form F-4 or any other document which Star Bulk or Eagle Bulk may file with the SEC. Investors and security holders of Star Bulk and Eagle Bulk are urged to read the proxy statement/prospectus, Form F-4 and all other relevant documents filed or to be filed with the SEC carefully when they become available because they will contain important information about Star Bulk, Eagle Bulk, the transaction and related matters. Investors will be able to obtain free copies of the proxy statement/prospectus and Form F-4 (when available) and other documents filed with the SEC by Star Bulk and Eagle Bulk through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Star Bulk will be made available free of charge on Star Bulk’s investor relations website at https://www.starbulk.com/gr/en/ir-overview/. Copies of documents filed with the SEC by Eagle Bulk will be made available free of charge on Eagle Bulk’s investor relations website at https://ir.eagleships.com.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Star Bulk, Eagle Bulk and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders Eagle Bulk securities in connection with the proposed transaction. Information regarding these directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Form F-4 and proxy statement/prospectus regarding the proposed transaction (when available) and other relevant materials to be filed with the SEC by Star Bulk and Eagle Bulk. Information regarding Star Bulk’s directors and executive officers is available in “Part I. Item 6. Directors, Senior Management and Employees” of Star Bulk’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on March 7, 2023. Information regarding Eagle Bulk’s directors and executive officers is available in the sections entitled “Corporate Governance—The Board of Directors” and “Executive Officers” of Eagle Bulk’s proxy statement relating to its 2023 annual meeting of shareholders filed with the SEC on April 27, 2023. These documents will be available free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Star Bulk and Eagle Bulk have identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “potential,” “outlook” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this communication include without limitation, statements about the benefits of the proposed transaction, including future financial and operating results and synergies, Star Bulk’s, Eagle Bulk’s and the combined company’s plans, objectives, expectations and intentions, and the expected timing of the completion of the proposed transaction. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally, and actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the proposed transaction; uncertainties as to the approval of Eagle Bulk’s shareholders required in connection with the proposed transaction; uncertainties as to the approval and authorization by Eagle Bulk’s shareholders of the issuance of common stock of Eagle Bulk in connection with Eagle Bulk’s convertible notes; the possibility that a competing proposal will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; the possibility that the closing conditions to the proposed transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; the effects of disruption caused by the announcement of the proposed transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; risks related to the proposed transaction diverting management’s attention from Star Bulk’s and Eagle Bulk’s ongoing business operations; the possibility that the expected synergies and value creation from the proposed transaction will not be realized, or will not be realized within the expected time period; risks related to Star Bulk’s ability to successfully integrate Eagle Bulk’s operations and employees; the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; the risk that the anticipated tax treatment of the proposed transaction between Star Bulk and Eagle Bulk is not obtained; other business effects, including the effects of industry, economic or political conditions outside of the control of the parties to the proposed transaction; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in Star Bulk’s and Eagle Bulk’s filings with the SEC, including in “Part I. Item 3. Key Information D. Risk Factors” of Star Bulk’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, “Part I. Item 1A. Risk Factors” of Eagle Bulk’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by the risks described in Part II. Item 1A. Risk Factors” of Eagle Bulk’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, and Star Bulk’s subsequent current reports on Form 6-K. You can obtain copies of these documents free of charge from the sources indicated above. Neither Star Bulk nor Eagle Bulk undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: December 13, 2023	By:	/s/ Constantine Tsoutsoplides
	Name:	Constantine Tsoutsoplides
	Title:	Chief Financial Officer